UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2015

ENCORE BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	5182	26-3597500
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code Number)	Identification No.)

2215-B Renaissance Drive
Las Vegas, NV 89119

(310) 699-9937
(Address and telephone number of registrant’s principal executive offices)

________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 15a-12 under the Exchange Act (17 CFR 240.15a-12)

[   ]  Pre-commencement communications pursuant to Rule 15d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On May 28th, 2014 Encore Brands, Inc. (“Encore Brands”) entered into a material definitive agreement to acquire substantially all of the assets of Firefly Brand Management, LLC (“Firefly Brand Management”) from Cynthia Modders. The agreement provides that Encore Brands will form a new entity, Firefly Consumer Products Group, Inc. (“Firefly Consumer Products”), which will acquire these assets and operate and manage the business.

While the assets in question were encumbered by issues regarding their ownership by Firefly Brand Management, LLC members, Ms. Modders was made President of Firefly Consumer Products and has managed the business until such time as the issues regarding the assets of Firefly Brands Management were resolved.

Established in 2009 by licensing veteran Cynthia Modders, Firefly Brand Management quickly established itself by virtue of the founder’s relationships and expertise as well as that of its partners and affiliates.

By obtaining representation agreements with significant brand owners in the entertainment and consumer products space, Ms. Modders quickly established a full service licensing and brand management firm that continues to attract talent as well as brand owners. With associates across the country able to execute on unique licensing strategies, the company has grown each year both in the brands it represents and in revenue.

The company’s skill sets are a compliment to the mission and strategy of Encore Brands and allow it to acquire a broad base of knowledge, expertise and relationships with which to develop and manage it’s brands.

After the resolution of the issues regarding the ownership of the assets in dispute, beginning January 1, 2015 the assets of Firefly Brands Management were added to the balance sheet of Firefly Consumer Products Group and all revenue generated by those assets, since June 1, 2014, will be recognized on the financials of Firefly Consumer Products Group.

In addition to the purchase of Firefly Brand Management’s assets, the company drew an additional $450,000 on the $5 million revolving credit line provided by TCA Global Credit Master Fund of which proceeds of $423,800 were received by the company. The proceeds from the draw were used to acquire the assets and to operate and manage the business.

The Purchase Agreement has been included as an attachment to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Firefly Brand Management, LLC or Encore Brands or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Encore Brand’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective on December 27, 2013, we entered into a Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) dated as of August 31, 2013 with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership.  Pursuant to the Agreement, TCA agreed to loan up to $5 million to us for working capital purposes.  A total of $750,000 was funded by TCA in connection with the closing and acquisition of Northridge Mills Holdings, Inc.  On June 5, 2014 the company drew and additional $450,000 on the credit line for a total of $1,200,000 having been advanced to the company at that time. The outstanding balance on the credit line at the execution of the Firefly purchase agreement in May of 2014 prior to draw number 2 was $461,958.40. The amounts borrowed pursuant to the Credit Agreement are evidenced by a Promissory Note (the “Note”), the repayment of which is secured by a Security Agreement executed by us and our to be wholly-owned subsidiary and additional guarantor, Firefly Consumer Products Group, Inc.  Pursuant to the Security Agreement, the repayment of the Note is secured by a security interest in substantially all of our, Firefly Consumer Products Group, Inc and Northridge Mills Holdings, Inc.’s assets in favor of TCA.  Draw number 2 in the amount of $450,000 was due and payable along with interest thereon on Dec 5, 2014, and bears interest at the rate of 11% per annum, increasing to 18% per annum upon the occurrence of an event of default. This senior secured facility is able to be extended at the sole discrection of the lender.

Additionally, upon the occurrence of an event of default under the Credit Agreement or the Revolving Note, TCA may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Revolving Note into shares of our common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of our common stock during the five (5) trading days immediately prior to such applicable conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of our outstanding common stock upon any conversion.

We have the right to prepay the Revolving Note, in whole or in part, provided, that we pay TCA an amount equal to the then outstanding amount of the Revolving Note plus a fee of 2.5% for repayments of 80% or more of the total amount of the note within 91 to 180 days following the Closing for making the credit facility available.

We also agreed to pay TCA various fees during the term of the Credit Agreement, including a $1,500 asset monitoring fee (which increases as additional amounts are borrowed under the Credit Agreement) due each quarter that the Credit Agreement is outstanding, a commitment fee of 3% of the revolving loan commitment and 2% of any increase in the amount thereof, and an investment banking fee of $168,750 for draw number 2 payable in three $56,250 payments at 6, 9 and 12 months from the date of closing.

We also paid TCA various due diligence, legal and document review fees in connection with the closing.  In total, we paid $26,200 in fees, expenses and closing costs, and netted $423,600 in connection with the execution of draw number 2.

During the term of the Credit Agreement, we are prohibited from incurring any indebtedness (other than in connection with the Credit Agreement or as otherwise approved by TCA).

The foregoing description of the Revolving Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the descriptions and complete terms and conditions of the Credit Agreement, a copy of which is attached as exhibit 10.2

Item 9.01    Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibits                                Description

10.1                                Purchase Agreement

Dated May 28, 2014 between the company and Firefly Brands Management, LLC

10.2                                Credit Agreement

Dated June 5th 2014 between the company and TCA Global Credit Master Fund LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BRANDS, INC.

January 12, 2015	By: /s/ Alex G. McKean
Alex G. McKean
Chief Financial Officer